Exhibit (5)(a)

FORM OF APPLICATION

Individual Variable Deferred Annuity Application Transamerica Financial Life Insurance Company

Home Office: [440 Mamaroneck Avenue, Harrison, New York 10528] Mailing Address: [4333 Edgewood Road NE, Cedar Rapids, IA 52499] Telephone: [(800) 525-6205]

Hereafter referred to as the Company, we, our, or us. Unless otherwise stated, “You” refers to the Owner

By providing an email address below, I consent to receive an email that will initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. A link within the email will direct you to the Company e-delivery terms and conditions as well as our registration and consent process. I have access to the Internet for the purpose of accepting electronic delivery of documents.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable. Please call [(800) 525-6205] or visit the Company website if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address.

1. PRODUCT INFORMATION

Product: [Transamerica Advisory Annuity]

2. PRIMARY OWNER INFORMATION

Type of Owner: If the Type of Owner is an Individual, there must be an immediate (self, spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐ Individual	☐ Trust (1)	☐ Qualified Custodial Account
☐ Entity (2)	☐ Company Qualified Plan (3)	☐ UGMA/UTMA

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

City State Zip Code Country

Mailing Address:
Street Address

City State Zip Code Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen/Entity ☐ Non-U.S. Citizen/Entity (Country: )
☐ Resident Alien ☐ Non-Resident Alien

Gender:   ☐   Male   ☐   Female

(1)	Trustee Certification Form is Required.
(2)	Entity Certification Form is Required.
(3)	Profit Sharing Plan, Pension Plan, 401(k), etc. (Plan). Qualified Plan Certification Form is Required. The Plan must be the Beneficiary listed in Section 5.

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3. JOINT OWNER INFORMATION

If no Joint Owner is listed, the Company will issue the policy with the Primary Owner listed in Section 2.

If Type of Owner in Section 2 is an Individual; there must be an immediate (self, spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐   Check here if the Joint Owner’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

City State Zip Code Country

Mailing Address:
Street Address

City State Zip Code Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen/Entity ☐ Non-U.S. Citizen/Entity (Country: )
☐ Resident Alien ☐ Non-Resident Alien

Gender:   ☐   Male   ☐   Female

4. ANNUITANT INFORMATION

If no Annuitant is listed, the Company will issue the policy with the Primary Owner and Annuitant as the same.

If Type of Owner in Section 2 is an Individual; there must be an immediate (self, spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐   Check here if the Annuitant’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

City State Zip Code Country

Mailing Address:
Street Address

City State Zip Code Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen/Entity ☐ Non-U.S. Citizen/Entity (Country: )
☐ Resident Alien ☐ Non-Resident Alien

Gender:   ☐   Male   ☐   Female

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5. BENEFICIARY DESIGNATION

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

•	If the Beneficiary is to be restricted, the Beneficiary Designation with Restricted Payout Form must be received.

☐	Primary	Allocation Percentage: %	Is this an Irrevocable Beneficiary?	☐ Yes ☐ No

Relationship to Annuitant:

Complete Legal Name:

☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen	☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

☐	Primary	☐ Contingent	Allocation Percentage: %	Is this an Irrevocable Beneficiary?	☐ Yes ☐ No

Relationship to Annuitant:

Complete Legal Name:

☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

Residential Address:

(Cannot be a P.O. Box)	Street Address

	City	State Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country: )

☐ Resident Alien ☐ Non-Resident Alien

☐	Primary	☐ Contingent Allocation Percentage: %	Is this an Irrevocable Beneficiary?	☐ Yes ☐ No

Relationship to Annuitant:

Complete Legal Name:

☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen	☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

☐ Check if there are more Beneficiaries and complete the Additional Beneficiary Form and return with the application.

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6A. ANNUITY TYPE INFORMATION

Type of Annuity Applying for (select only one): If applying for a Qualified Plan (Profit Sharing Plan, Pension Plan, 401(k), or other), the Qualified Plan Certification and Acknowledgement Form is required.

[☐ Non-Qualified	☐ Traditional IRA	☐ Roth IRA	☐ SEP IRA	☐ SIMPLE IRA]

[☐ Profit Sharing Plan	☐ Pension Plan	☐ 401(k)	☐ Other: ]

[☐ Beneficiary IRA - Deceased Name: Date of Death: ]

[☐ Non-Qualified Stretch - Deceased Name: Date of Death: ]

6B. PURCHASE PAYMENT INFORMATION

Funding Options:

☐	Check Enclosed

☐	Wire

☐	Client to request release of funds

☐

The Company to request release of funds. The 1035 Exchange, Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

Source of Funds:

☐	New Money / Contribution Money $ if Qualified Plan - Tax Year:

☐	Non-Qualified 1035 Exchange - Anticipated Premium Amount $

☐	CD/Mutual Fund Redemption - Anticipated Premium Amount $

☐	Direct Transfer - Anticipated Premium Amount $

☐	Rollover - Anticipated Premium Amount $

7. ELECTIONS - DEATH BENEFIT

[You must select only one Death Benefit option. Your selection cannot be changed after the policy has been issued.]

[☐	Policy Value Death Benefit]

[☐	Return of Premium Death Benefit]

8. INVESTMENT SELECTION - ASSET REBALANCING PROGRAM

More than one Investment Option must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in Section 10, please complete the Optional Services Form.

☐	I elect Asset Rebalancing of the variable investment options according to allocations indicated in Section 10 using the frequency of:

☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

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9. INVESTMENT SELECTION - DOLLAR COST AVERAGING (DCA) PROGRAM

If immediately investing all funds, proceed to Section 10.

If any funds are to be allocated to the DCA Program:

•	Complete this section,

•	Indicate the portion of premium to be allocated into the DCA Program in the “Initial Investment for DCA Program” in Section 10, and

•	Indicate the resulting allocation out of the DCA Program in the “Dollar Cost Averaging Transfer To” column in Section 10.

If DCA Start Date is blank, the DCA transfers will begin one day after money is received. If the DCA Start Date has passed before the money is received, the DCA will start the next month or next quarter.

DCA Start Date:

Transfer from: (maximum caps may apply)

[ ☐ Vanguard VIF Money Market Portfolio]

Frequency and Number of Transfers: ($500 minimum for each transfer)

Monthly: ☐ 6 ☐ 10 ☐ 12 ☐ 24 ☐ Other:	(minimum 6 months/maximum 24 months)
Quarterly: ☐ 4 ☐ 8

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10. INVESTMENT ALLOCATIONS

Some subaccounts have restrictions depending on your policy elections. All allocations must be entered in whole percentages.

DCA Program - If you elected the DCA program in Section 9, enter the percentage of your premium you would like allocated to the DCA program. Your DCA allocations should be entered in the “Dollar Cost Averaging Transfer To:” column below and must total 100%.

Initial Investment for DCA Program     .0%

If you did not elect the DCA program, or your DCA investment is less than 100% of your premium, allocate the remaining premium in the “Premium Allocation” column below. The allocation to the Premium Allocation must total 100%.

Premium Allocation	Subaccount Name	Dollar Cost Averaging Transfer To:
[ .0%]	DFA VA Global Bond Portfolio	[ .0	%]
[ .0%]	DFA VA International Small Portfolio	[ .0	%]
[ .0%]	DFA VA Short-Term Fixed Portfolio	[ .0	%]
[ .0%]	DFA VA U.S. Large Value Portfolio	[ .0	%]
[ .0%]	DFA VA U.S. Targeted Value Portfolio	[ .0	%]
[ .0%]	DFA VA Global Moderate Allocation Portfolio	[ .0	%]
[ .0%]	DFA VA International Value Portfolio	[ .0	%]
[ .0%]	DFA VA Equity Allocation Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Balanced Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Capital Growth Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Conservative AllocationPortfolio	[ .0	%]
[ .0%]	Vanguard VIF Diversified Value Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Equity Income Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Equity Index Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Global Bond Index Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Growth Portfolio	[ .0	%]
[ .0%]	Vanguard VIF High Yield Bond Portfolio	[ .0	%]
[ .0%]	Vanguard VIF International Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Mid-Cap Index Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Moderate Allocation Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Money Market Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Real Estate Index Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Short-Term Investment-Grade Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Total Bond Market Index Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Total International Stock Market Portfolio	[ .0	%]
[ .0%]	Vanguard VIF Total Stock Market Index Portfolio	[ .0	%]

[ .0%]	The sum of the allocation percentages must total 100%	[ .0	%]

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11. OWNER - REPLACEMENT INFORMATION

The Owner Response column must be completed.

Submit the appropriate replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

☐	Check here if there are more than three (3) replacement policies. For more than three (3) policies, please complete the Additional Replacement Policy Form and return with the application.

Replacement Questions	Owner Response
Do you intend to replace or change any existing life insurance policies or annuity contracts?	☐ No ☐ Yes

If yes - Company:
Policy #:

Company:
Policy #:

Company:
Policy #:

12. OWNER & ANNUITANT SIGNATURES AND ACKNOWLEDGEMENTS

•

I hereby expressly consent to receive calls about my application from the Company or its representatives that involve the use of an automatic telephone dialing system and/or an artificial or prerecorded voice.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	This application is subject to acceptance by the Company. If this application is rejected for any reason, the Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Taxpayer Identification Number and any other information necessary to sufficiently identify each customer.

•	Account values based on the performance of the Separate Account are not guaranteed as to fixed dollar amount.

•	This application is to be attached and made part of the policy.

TO THE BEST OF MY KNOWLEDGE AND BELIEF, I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

If the individuals signing below are signing as a Power of Attorney, Guardian, Conservator, Authorized Representative, or Trustee, additional information is required.

Signed at:
	City	State

Date:	Linking Number:

Owner(s) Signature:	X

I am signing as: ☐ Power of Attorney ☐ Guardian ☐ Conservator ☐ Authorized Representative ☐ Trustee

Joint Owner(s) Signature:	X

I am signing as: ☐ Power of Attorney ☐ Guardian ☐ Conservator ☐ Authorized Representative ☐ Trustee

Annuitant Signature (if not Owner):	X

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